EXHIBIT 23.1
			  ____________


  CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING
                              FIRM
  _____________________________________________________________


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2005 relating to the financial statements, which appears in the 2005 Annual Report to Shareholders of Patriot Transportation Holding, Inc., which is incorporated by reference in Patriot Transportation Holding, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2005. We also consent to the incorporation by reference of our report dated December 22, 2005 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Jacksonville, Florida
February 2, 2006